Exhibit 99.2

ALTRIA PRESENTS AT THE CONSUMER ANALYST GROUP OF NEW YORK CONFERENCE; REAFFIRMS FULL-YEAR 2019 EARNINGS GUIDANCE

RICHMOND, Va. - February 20, 2019 - Altria Group, Inc. (Altria) (NYSE: MO) is participating in the Consumer Analyst Group of New York Conference (CAGNY) in Boca Raton, Florida today. Howard Willard, Altria’s Chairman and Chief Executive Officer, and other members of Altria’s senior management team will highlight Altria’s recent strategic investments, the current regulatory environment and Altria’s plans for its wholly-owned tobacco businesses and diverse business model to create long-term value for shareholders.
Remarks and Presentation
The presentation is being webcast live at altria.com in a listen-only mode, beginning at approximately 9:00 a.m. Eastern Time. A copy of the business presentation and prepared remarks, and a replay of the audio webcast, will be available at altria.com and via the Altria Investor app.
2019 Full-Year Guidance
Altria reaffirms its guidance for 2019 full-year adjusted diluted earnings per share (EPS) to be in a range of $4.15 to $4.27, representing a growth rate of 4% to 7% from an adjusted diluted EPS base of $3.99 in 2018, which excludes the special items in Schedule 1. This forecasted growth rate excludes the 2019 forecasted expense items in the paragraph below. Altria expects the adjusted diluted EPS growth to come in the last three quarters of 2019, with a mid-single digit decline in the first quarter.
The above guidance range excludes estimated per share charges in 2019 of: (i) $0.04 of tax expense resulting from the Tax Cuts and Jobs Act related to a tax basis adjustment to Altria’s AB InBev investment; (ii) $0.04 for acquisition-related costs associated with the Cronos Group Inc. (Cronos Group) and JUUL transactions; and (iii) $0.04 for the cost reduction program announced in December 2018.
Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, gain/loss on AB InBev/SABMiller plc (SABMiller) business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

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Altria’s Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev) and JUUL Labs, Inc. (JUUL).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
More information about Altria is available at altria.com and on the Altria Investor app, or follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended September 30, 2018. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
The factors related to Altria’s investment in JUUL include the following: the possibility that regulatory approvals required for the conversion of the shares into voting shares may not be obtained in a timely manner, if at all; and that such approvals may be subject to unanticipated conditions; the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections (including, without limitation, projections relating to JUUL’s domestic growth and international expansion); prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts JUUL’s current plans and operations; the fact that Altria’s reported earnings and financial position and any future dividends paid by JUUL on shares owned by Altria may be adversely affected by tax and other factors, including the risks encountered (including, without limitation, regulatory and litigation risks) and decisions made by JUUL in its business; risks related to the investment disrupting Altria, JUUL or their respective management; and risks relating to the effect of announcement of the transaction on JUUL’s ability to retain and hire key personnel or on its relationships with customers, suppliers and other third parties.
The factors related to Altria’s investment in Cronos Group include the following: the possibility that the parties may not be able to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; any event that could give rise to the termination of the agreement between Altria and Cronos Group; the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections; prevailing economic, market, or business conditions negatively affecting the parties; risks that the transaction disrupts Cronos Group’s current plans and operations; the fact that Altria’s reported earnings and financial position and any dividends paid by Cronos Group on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates, tax and other factors, including the risks encountered by Cronos Group in its business; risks related to the disruption of the transaction to Altria, Cronos Group and their respective management; and risks relating to the effect of announcement of the transaction on Cronos Group’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.
Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2018 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the year ended December 31, 2018
Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
AB InBev special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2019 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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